Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” within each Prospectus and “Definitions” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” within each Statement of Additional Information and to the use of our report dated July 26, 2019 relating to the financial statements of Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF (formerly Xtrackers High Yield Corporate Bond - Interest Rate Hedged ETF), Xtrackers Bloomberg Barclays US Investment Grade Corporate ESG ETF (formerly Xtrackers Investment Grade Bond - Interest Rate Hedged ETF), Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF (formerly Xtrackers Emerging Markets Bond - Interest Rate Hedged ETF) for the fiscal year ended May 31, 2019, which is incorporated by reference in this Post-Effective Amendment No. 465 to the Registration Statement (Form N-1A No. 333-170122) within DBX ETF Trust.

/s/ Ernst & Young LLP

New York, New York

May 8, 2020